SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

NCO GROUP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-21639	23-2858652

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

507 Prudential Road, Horsham, Pennsylvania 19044

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (215) 441-3000

Item 2.02.	Results of Operations and Financial Condition.

     On November 2, 2004, NCO Group, Inc. hosted an investor conference call to discuss items in the November 1, 2004, press release in more detail and to allow the investment community an opportunity to ask questions. A copy of the transcript from the conference call appears as Exhibit 99.1 to this Report and is incorporated herein by reference.

     The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

Item 7.01.	Regulation FD Disclosure.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

99.1	Transcript of NCO Group, Inc. conference call on November 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

	By:	Steven L. Winokur

Executive Vice President of Finance, Chief Financial Officer, and Chief Operating Officer of Shared Services
Date: November 15, 2004